(e)(1)(i)

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

Between

ING BALANCED PORTFOLIO, INC.

And

ING INVESTMENTS DISTRIBUTOR, LLC

Company

ING Balanced Portfolio